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                                                                    Exhibit 23.6

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-4 of The News Corporation Limited of our report dated March 8, 2001, except as to Note 6 which is as of March 14, 2001, relating to the consolidated financial statements, which appears in BHC Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, FL

March 19, 2001